UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.
Lowe’s Companies, Inc. (the “Company”) held its annual meeting of shareholders on May 31, 2024 (the “Annual Meeting”). For more information on the proposals submitted to shareholders at the Annual Meeting, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2024. Set forth below are the final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Raul Alvarez	394,531,947	30,219,652	85,076,390
David H. Batchelder	417,253,535	7,498,064	85,076,390
Scott H. Baxter	419,440,988	5,310,611	85,076,390
Sandra B. Cochran	422,645,468	2,106,131	85,076,390
Laurie Z. Douglas	418,525,610	6,225,989	85,076,390
Richard W. Dreiling	407,045,190	17,706,409	85,076,390
Marvin R. Ellison	396,752,197	27,999,402	85,076,390
Navdeep Gupta	422,731,962	2,019,637	85,076,390
Brian C. Rogers	406,209,698	18,541,901	85,076,390
Bertram L. Scott	389,270,388	35,481,211	85,076,390
Lawrence Simkins	422,708,848	2,042,751	85,076,390
Colleen Taylor	423,038,240	1,713,359	85,076,390
Mary Beth West	423,038,614	1,712,985	85,076,390
Proposal 2: Advisory vote to approve the Company’s named executive officer compensation in fiscal 2023

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
388,695,245	34,793,086	1,263,268	85,076,390
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
480,053,277	29,174,677	600,035	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: June 5, 2024	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary